UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018 (May 21, 2018)

QUANTUM MATERIALS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52956	20-8195578
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3055 Hunter Road San Marcos, TX	78666
(address of principal executive offices)	(zip code)

512-245-6646

(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On May 17, 2018, the Board of Directors elected Robert Phillips as its new Chief Financial Officer. Since January 2018, Mr. Phillips has been working as a controller for the Company pursuant to a one-year consulting agreement which called for a monthly fee of $9,167. Of the $9,167, $2,500 per month is being accrued until a funding event of at least $2 million. The remaining $6,667 is being paid through the issuance of the Company’s common stock based upon a 20% discount to market. Mr. Phillips has the right to convert his accrued fees into common stock at the same discount to market.

Mr. Phillips has extensive experience in accounting, finance, Security and Exchange Commission (“SEC”) financial reporting, Sarbanes Oxley compliance (“SOX”) and strategic planning in diverse industries including software, hardware manufacturing, medical technology and global communication services.

Less than two years after completing his MBA at Texas A&M, he became CFO of a publicly traded company going through a difficult turnaround. A few years later he again became CFO and Chief Strategy Officer at publicly traded SecureCare Technologies, a medical technology spin-out and negotiated private equity investments. His early CFO experience has led me to positions and consulting engagements ranging from CFO of iStream Technologies, a startup business process management company specializing in regulatory compliance, to world-class Apple where he was a managing consultant of a high transaction volume stock operations team and managed accounting and related Form 10-Q and Form 10-K financial equity disclosure and technical accounting assessments as well as transitioned the departments operational site from Cupertino to Austin. He was also VP of Venture Development at a venture backed e-commerce startup incubator in Austin, Texas.

He has served as Controller of Rocket Gaming Systems as well as Financial Reporting and Planning Director at Multimedia Games and at Rignet during an IPO. As financial consultant at Bridgepoint Consulting Group, he has held CFO services, Interim Controller and SEC Financial Reporting positions at Phunware, Crossroads Systems, ActivePower, Harden Healthcare, ArthroCare, Boardbooks.com, Rainmaker Technologies and Fallbrook Technologies. Also, financial consulting and CFO services engagements at multinational companies including BMC Software, Natco Group, Respironics and FIC Group.

E.J. Schloss, the former Chief Accounting Officer will remain with the Company as Controller.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

10.1	Consulting Agreement – Robert Phillips (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM MATERIALS CORP.

Dated: May 21, 2018	/s/ Stephen Squires
STEPHEN SQUIRES, CEO